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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78707) pertaining to the 1998 Stock Option Plan, the Registration Statement (Form S-8 No. 333-83029) pertaining to the 1998 Stock Option Plan and the Registration Statement (Form S-8 No. 333-31422) pertaining to the 1999 Stock Incentive Plan (formerly the 1999 Stock Bonus Plan) of U.S. Laboratories Inc. and Subsidiaries of our report dated August 31, 2001 (except Note 1, as to which the date is November 13, 2001) with respect to the financial statements of Robert W. Hunt Company as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, included in the Form 8-K/A (Amendment No. 1) to be filed with the Securities and Exchange Commission on January 14, 2002.


                                     Ernst & Young LLP


San Diego, California
January 14, 2002